UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 16, 2021

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	82-4936666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Merritt

On March 16, 2021, William J. Merritt, Chief Executive Officer and President of InterDigital, Inc. (the “Company”), notified the Company of his intention to retire from his position at the Company and resign from the Board of Directors of the Company effective April 5, 2021. In consideration of his distinguished service to the Company and the Company’s desire to ensure a smooth transition to his successor, the Company entered into a Retirement & Transition Agreement and Release with Mr. Merritt (the "Merritt Retirement Agreement") on March 16, 2021.  The notification took place after an extended period of consultation with the Board regarding Mr. Merritt’s interest in retiring once a suitable successor was found and the conclusion of a comprehensive search process in which Mr. Merritt participated.

Pursuant to the Merritt Retirement Agreement, Mr. Merritt agrees to provide limited transition services on a part-time basis for a period of 100 calendar days following April 5, 2021 in consideration of the Company’s agreement to provide Mr. Merritt with pro rata vesting of his unvested time-based restricted stock units (“RSUs”), in order to facilitate and ensure a smooth transition to his successor.  All of Mr. Merritt’s other Company equity awards will cease vesting as of April 5, 2021, and there will be no continued vesting during the 100-day transition period.

The summary of the Merritt Retirement Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 10-Q for the quarter ended March 31, 2021.

Appointment of Mr. Chen

On March 16, 2021, Liren Chen was appointed to the position of President and Chief Executive Officer of the Company and appointed as a member of the Company’s Board of Directors, in each case effective April 5, 2021.

Mr. Chen, 50, joins the Company from Qualcomm where he served since August 2019 as Senior Vice President, Global Head of IP, Legal Counsel.  In that role, Mr. Chen was responsible for overseeing Qualcomm’s world-wide intellectual property portfolio (patent, copyright, trademark and open source) and led technology, business strategy, product management and global eco-system development for Qualcomm Technology Licensing.  In the 23 years preceding that, Mr. Chen served in various IP and technology roles at Qualcomm, including as Senior Vice President of Engineering, Legal Counsel. Mr. Chen earned his bachelor’s degree in Automation from Tsinghua University, Beijing; his M.S.E.E. from the University of Maine; his M.B.A. from San Diego State University; and his J.D. degree from the University of San Diego.

There is no arrangement or understanding between Mr. Chen and any other persons pursuant to which Mr. Chen was selected as an officer, and Mr. Chen is not related to any officer or director of the Company. There have been no transactions involving Mr. Chen or his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company and Mr. Chen have entered into an offer letter and term sheet, dated as of March 13, 2021 (the “Chen Offer Letter and Term Sheet”), pursuant to which Mr. Chen will receive the following components of compensation: (i) an annual base salary in the amount of $690,000; (ii) participation in the  short-term incentive plan with a target payout of 100% of his annual base salary (and a maximum payout of 200% of his annual base salary); (iii) a long-term equity incentive award with a target value of $3,300,000 under the Company’s 2021 long-term compensation program (“LTCP”), one-third of which will be granted in the form of time-based restricted stock units (“RSUs”), one-third of which will be granted in the form of performance-based restricted stock units (“PSUs”), and one-third of which will be granted in the form of performance-based stock options; (iv) a new hire long-term incentive equity award granted in the form of time-based RSUs (with a target value of $3,500,000), and PSUs and performance-based stock options (each with a target value of $2,000,000); (v) a sign-on cash bonus of $1,500,000 (payable one-third upon his commencement of employment, and one-third on each of the six-month and 1-year anniversary of his commencement of employment, subject to his continued employment except as provided below); and (vi) a Company contribution of $3,000,000 on his behalf to the Company’s Deferred Compensation Plan (which will vest as to one-half of the contribution on his commencement of employment, and as to one-sixth of the contribution on January 1 of each of 2022, 2023 and 2024, subject to continued service on each such date, except as provided below).

Mr. Chen will receive relocation assistance, and will be eligible to participate in the Company’s health and welfare benefit programs made available to other similarly situated employees as in effect from time to time.

The 2021 LTCP RSUs and new hire RSUs granted to Mr. Chen will vest on three equal installments on each anniversary of the grant date, assuming continued service through such date except as set forth below. A portion of the PSUs and performance-based options granted to Mr. Chen pursuant to the 2021 LTCP will vest on March 15, 2026, subject to the achievement of specified performance goals measured as of December 31, 2025 (with a threshold payout of 50% of target and a maximum payout of 200% of target); however, to the extent that all or a portion of the performance goals in excess of the threshold have been achieved as measured as of December 31, 2023, such performance-based awards will vest, to the extent applicable, on March 15, 2024, and the remaining unvested portion of such performance-based awards, if any, shall then remain eligible to vest on March 15, 2026, subject to the achievement of the performance goals measured as of December 31, 2025, in each case subject to continued service through the applicable vesting date.  The remaining portion of the PSUs and performance-based options granted to Mr. Chen pursuant to the 2021 LTCP will vest upon the achievement of specified performance goals and continued employment through the applicable vest date.  The new hire PSUs and performance-based options will vest based on achievement of specified performance goals and continued employment through the applicable vesting date, except as provided below.  The 2021 LTCP and new hire performance-based options will be exercisable at a strike price equal to the fair market value as reflected in the closing price on the date of option grant; any shares acquired upon the exercise of the 2021 LTCP or new hire performance-based options must be held for a period of two years following the date of vesting.  All of the equity grants to Mr. Chen will be granted on April 15, 2021 and made pursuant to and subject to the terms and conditions of the Company's 2017 Equity Incentive Plan, except as specifically provided in the Chen Offer Letter and Term Sheet.

If Mr. Chen’s employment is terminated by the Company without Cause, by reason of his death or disability, or for Good Reason (each as defined in the Chen Offer Letter and Term Sheet), (i) the unpaid balances of the sign-on cash bonus shall be payable to him; (ii) if such termination occurs during the last year of the performance period, then a pro-rated portion of the 2021 LTCP PSUs and performance-based options will remain eligible to vest based on actual performance during the performance period; (iii) a prorated portion of the 2021 LTCP time-based RSUs will vest; (iv) his new hire time-based RSUs will fully vest; (v) if such termination occurs in connection with or during the 24 months following a change in control, the 2021 LTCP and new hire PSUs and performance-based options will vest in full, with performance deemed satisfied at the greater or target or actual performance (as measured on the date of termination); and (vi) the Company contribution to the Deferred Compensation Plan will fully vest.  In the event of a termination without Cause or for Good Reason, any prorated or accelerated vesting is conditioned upon Mr. Chen’s execution of a release of claims in favor of the Company within 60 days following termination of employment.

Mr. Chen will be designated as a Special Participant under the Company’s Executive Severance and Change in Control Policy.  If his employment is terminated by the Company without cause, or by Mr. Chen for good reason (each as defined in the Chen Offer Letter and Term Sheet), (x) during the first 12 months following his commencement of employment, he will receive cash severance in an amount equal to three times the sum of his base salary and target short-term incentive payment, (y) between the first and second anniversary of his commencement of employment, he will receive cash severance in an amount equal to two times (2.5 times, if such termination occurs within 24 months following a change in control) the sum of his base salary and target short term incentive payment, and (z) after the second anniversary of his commencement of employment, he will receive cash severance in an amount equal to two times (2.5 times, if such termination occurs within 24 months following a change in control) his base salary.  In each case, he would also receive reimbursement of COBRA insurance premiums for 18 months (24 months, if such termination occurs within 24 months following a change in control).

The summary of the Chen Offer Letter and Term Sheet set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s Current Report on Form 10-Q for the quarter ended March 31, 2021.

Mr. Chen will also become a party to an indemnity agreement in substantially the form of the Company’s form of indemnity agreement filed as Exhibit 10.47 to the Quarterly Report on Form 10-Q of InterDigital Communications Corporation for the quarter ended March 31, 2003.

Item 8.01.	Other Events.

On March 16, 2021, the Company issued a press release announcing the retirement of Mr. Merritt and the appointment of Mr. Chen. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

99.1	InterDigital, Inc. Press Release, dated March 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Richard L. Gulino
Richard L. Gulino
Chief Legal Officer, General
Counsel and Corporate Secretary

Date: March 16, 2021